UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
_______________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): August 5, 2015

              ORION ENERGY SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Wisconsin	01-33887	39-1847269
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

  2210 Woodland Drive, Manitowoc, Wisconsin
(Address of principal executive offices, including zip code)

  (920) 892-9340
(Registrant’s telephone number, including area code)

  Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07(a) and (b)    Submission of Matters to a Vote of Security Holders.
On August 5, 2015, Orion Energy Systems, Inc. (the “Company”) held its 2015 annual meeting of shareholders. As of the June 10, 2015 record date for the determination of the shareholders entitled to notice of, and to vote at, the annual meeting, 27,551,188 shares of common stock were outstanding and entitled to vote, each entitled to one vote per share. Approximately 89% of all votes were represented at the annual meeting in person or by proxy. At the annual meeting, the Company’s shareholders voted on the following proposals:

Proposal One: To elect three Class II directors, Mark C. Williamson, Michael W. Altschaefl and Anthony L. Otten, to serve until the 2018 annual meeting of shareholders and to elect one Class III director, Tryg C. Jacobson, to serve until the 2016 annual meeting of shareholders, in each instance until their successors are duly elected and qualified. In accordance with the voting results listed below, each of the nominees were elected to serve as directors.

Name	For	Withheld	Broker Non-Votes
Mark C. Williamson	11,553,417	2,368,387	10,547,163
Michael W. Altschaefl	11,546,633	2,375,171	10,547,163
Anthony L. Otten	13,213,404	708,400	10,547,163
Tryg C. Jacobson	11,481,870	2,439,934	10,547,163

Proposal Two: To conduct an advisory vote to approve the compensation of the Company’s named executive officers as disclosed in the Company’s Definitive Proxy Statement. In accordance with the voting results listed below, the Company’s executive compensation as disclosed in the Company’s Definitive Proxy Statement has been approved.

For	Against	Abstain	Broker Non-Votes
12,815,102	968,325	138,377	10,547,163

Proposal Three: To ratify BDO USA, LLP to serve as the Company’s independent registered public accounting firm for fiscal year 2016. In accordance with the voting results listed below, BDO USA, LLP will serve as the independent registered certified public accountants for fiscal 2016.

For	Against	Abstain	Broker Non-Votes
24,031,626	380,456	56,885	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORION ENERGY SYSTEMS, INC.
Date: August 6, 2015	By: /s/ Scott R. Jensen
Scott R. Jensen
Chief Financial Officer

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